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                                  EXHIBIT 99(c)

                                     FORM OF

                            COMPANY PLEDGE AGREEMENT


          THIS COMPANY PLEDGE AGREEMENT (this "AGREEMENT") dated as of July ___, 1995 by and among USG CORPORATION, a Delaware corporation (the "PLEDGOR"), WILMINGTON TRUST COMPANY, a Delaware banking corporation ("WILMINGTON"), and WILLIAM J. WADE ("WADE"), Wilmington and Wade acting not in their individual capacities, but solely as trustees (collectively and individually, the "TRUSTEE") under the "Collateral Trust Agreement" referred to below. Terms capitalized and used herein which are not otherwise defined herein shall have the meanings given them in the Collateral Trust Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Pledgor is party to that certain Credit Agreement dated as of July 26, 1995 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") with the financial institutions from time to time party thereto (the "LENDERS") and Chemical Bank, in its separate capacity as agent for the Lenders (in such capacity, the "AGENT");

          WHEREAS, in connection with the Credit Agreement, the Pledgor has entered into that certain Collateral Trust Agreement dated as of July 26, 1995 (as the same may amended, restated, supplemented or otherwise modified from time to time, the "COLLATERAL TRUST AGREEMENT");

          WHEREAS, in connection with the Collateral Trust Agreement, and in order to secure the prompt and complete payment, observance and performance of the Secured Debt, the Pledgor and the Trustee have agreed to enter into this Agreement; and

          WHEREAS, the Pledgor is the owner of the issued and outstanding shares of capital stock of the subsidiaries listed on EXHIBIT A attached hereto and made a part hereof (the "SUBSIDIARIES");

          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Pledgor by any of the Lenders or Issuing Banks in connection with the transactions contemplated by the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. GRANT OF SECURITY INTEREST. The Pledgor hereby grants to the Trustee for the equal and ratable benefit of the Secured Parties, as security for the prompt and complete payment, observance and performance of all of the Secured Debt, a security interest in (a) all shares of the capital stock of the Subsidiaries now or at any time or times hereafter owned by Pledgor (the "PLEDGED SHARES"), (b) all warrants, options and other rights to acquire capital stock of the Subsidiaries now or at any time or times hereafter owned by the Pledgor (the "RIGHTS"), and (c) all proceeds thereof (the Pledged Shares, the Rights together with the "POWERS" (as defined below), the property and interests in property described in PARAGRAPHS 7 and 8 below, dividends and distributions payable with respect to the Pledged Shares that are required to be deposited in the Collateral Account pursuant to PARAGRAPH 4 below, and all proceeds of any of the foregoing, being hereinafter collectively referred to as the "PLEDGED COLLATERAL"). The Pledgor agrees to execute and deliver to the Trustee (i) stock powers in the form of EXHIBIT B attached hereto and made

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a part hereof, appropriately endorsed in blank, with respect to the Pledged
Shares and any warrants or options for the purchase of capital stock of the Subsidiaries included in the Rights, and (ii) such other documents of transfer as the Trustee may from time to time reasonably request to enable the Trustee (when and as permitted under the Collateral Trust Agreement) to transfer the Pledged Shares and the Rights into its name or the name of its nominee (all of the foregoing being hereinafter referred to as the "POWERS").

          2. PERFECTION OF SECURITY INTEREST. The Pledgor agrees (i) to deliver immediately to the Trustee or the Trustee's nominee all certificates evidencing any of the Pledged Collateral which may at any time come into the possession of Pledgor, (ii) to execute and deliver to the Trustee such financing statements as the Trustee may request with respect to the Pledged Collateral, and (iii) to take such other steps as the Trustee may from time to time reasonably request to perfect the Trustee's security interest in the Pledged Collateral under applicable law. The Pledgor further agrees, at the reasonable request of the Trustee, to use its best efforts to cause the Subsidiaries to issue, in substitution for existing certificates evidencing any of the Pledged Collateral, one or more new certificates ("SUBSTITUTE CERTIFICATE(S)") intended to evidence all of the Pledged Collateral evidenced by the certificates which are exchanged for the Substitute Certificate(s), and the Pledgor shall immediately thereafter deliver such Substitute Certificates to the Trustee, together with attached Powers. The Pledgor agrees that this Agreement or a photocopy of this Agreement shall be sufficient as a financing statement.

          3. VOTING RIGHTS. During the term of this Agreement, and so long as no Notice of Actionable Default has been given and has not been withdrawn pursuant to the Collateral Trust Agreement, and the Trustee has not given the notice referred to in the final sentence of this PARAGRAPH 3, the Pledgor shall have the right to vote the Pledged Shares and exercise any voting rights pertaining to the Pledged Collateral (which may, subject to any registration of the Trustee's security interest pursuant to PARAGRAPH 2 above, be registered on the books and records of the Subsidiaries in the Pledgor's name except as otherwise provided in PARAGRAPH 12 below), and to give consents, ratifications and waivers with respect thereto for all purposes not prohibited by the terms of the Credit Agreement, the Collateral Trust Agreement or any of the other "LOAN DOCUMENTS" (as defined in the Credit Agreement). The Trustee shall, at the request of the Pledgor, provide the Pledgor with appropriate proxies and any other documents necessary or appropriate to permit the Pledgor to exercise the rights set forth in the preceding sentence. Upon or at any time after the giving of a Notice of Actionable Default and during the time any Notice of Actionable Default which has been given has not been withdrawn pursuant to the Collateral Trust Agreement, the Trustee shall be entitled, at the Trustee's option and following written notice from the Trustee to the Pledgor, to exercise all voting powers pertaining to the Pledged Collateral.

          4. DIVIDENDS AND OTHER DISTRIBUTIONS. Upon receipt of notice in accordance with Section 3.1 of the Collateral Trust Agreement that the Trustee has received a Notice of Actionable Default, the Pledgor shall, at the written request of the Requisite Lenders, send a written notice (a "DIVIDENDS AND DISTRIBUTIONS NOTICE") to each of the Subsidiaries specified in such request, no later than five (5) days after the date of receipt of such request, instructing such Subsidiaries to remit all dividends and other distributions payable with respect to the Pledged Collateral (until such time as such Notice of Actionable Default is withdrawn pursuant to the Collateral Trust Agreement) directly to the Trustee to be deposited in the Collateral Account as additional Pledged Collateral, and promptly send a copy of the Dividends and Distributions Notice to the Agent and the Trustee. Nothing contained in this PARAGRAPH 4 shall be deemed to permit the payment of any dividend or the making of any distribution which is prohibited by the Credit Agreement or any of the other agreements and documents executed in connection with the transactions contemplated thereby.

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          5.  REPRESENTATIONS.  On the date hereof, the Pledgor warrants and represents as follows:

          (a) The Pledgor is the sole, direct, legal and beneficial owner of the Pledged Shares, free and clear of any Lien except for the security interests created by this Agreement and "PERMITTED LIENS" (as defined in Section 6.03 of the Credit Agreement), and such stock has been duly authorized and is fully paid and nonassessable;

          (b) The Pledged Shares constitute the percentage of the issued and outstanding capital stock of the Subsidiaries as set forth on EXHIBIT A, and there are no Rights associated with such capital stock;

          (c) The Pledgor has full corporate power and authority to enter into this Agreement;

          (d) There are no restrictions upon the voting rights associated with, or the transfer of, any of the Pledged Collateral except as provided by (i) the "Securities Act" (as defined in PARAGRAPH 9 of this Agreement), and/or
     (ii) the terms and provisions of the Loan Documents, and/or (iii) any restrictions in connection with the Existing Credit Agreement (as such term is defined in the Credit Agreement);

          (e) The Pledgor has the right, subject to the provisions of the Loan Documents, (i) to vote the Pledged Collateral, and (ii) to pledge and grant a security interest in all or any part of the Pledged Collateral free of any Lien;

          (f) The Pledgor has the right (subject, however, to the Securities Act and/or the terms and provisions of the Loan Documents) to transfer all or any part of the Pledged Collateral free of any Lien;

          (g) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body which has not heretofore been taken or obtained is required either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition thereof by laws affecting the offering and sale of securities generally);

          (h) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected (and, with respect to the Pledged Shares only, first priority) security interest in the Pledged Collateral, in favor of the Trustee, securing the payment and performance of the Secured Debt; and

          (i) The Powers are duly executed and give the Trustee the authority they purport to confer.

          6. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. The Pledgor represents to the Trustee that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that neither the Trustee nor any Secured Party shall have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

          7. PLEDGED SHARES ADJUSTMENTS. In the event that, during the term of this Agreement, any stock dividend, reclassification, readjustment or

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other change is declared or made in the capital structure of any of the
Subsidiaries (including, without limitation, the issuance of additional shares of capital stock of any of the Subsidiaries), or any of the Rights are exercised, or both, then the Trustee shall have a security interest in all new, substituted and additional shares or other securities issued to or acquired by the Pledgor by reason of any such change or exercise, and such shares or other securities shall become part of the Pledged Collateral; PROVIDED, HOWEVER, that nothing contained in this PARAGRAPH 7 shall be deemed to permit any stock dividend, issuance of additional stock, reclassification, readjustment or other change in the capital structure of any of the Subsidiaries which is prohibited by the Credit Agreement, the Collateral Trust Agreement or any other Loan Document.

          8. WARRANTS, OPTIONS AND OTHER RIGHTS. The Pledgor shall not permit any Subsidiary to issue any capital stock or Rights, other than in favor of Pledgor. In the event that, during the term of this Agreement, any Rights shall be issued by any of the Subsidiaries in connection with the Pledged Collateral or otherwise issued to or acquired by the Pledgor, then the Trustee shall have a security interest in such Rights, and such Rights shall become part of the Pledged Collateral; PROVIDED, HOWEVER, that nothing contained in this PARAGRAPH 8 shall be deemed to permit the issuance of any warrants or other rights or options by any of the Subsidiaries which is prohibited by the Credit Agreement, the Collateral Trust Agreement or any other Loan Document.

          9. REGISTRATION. Upon or at any time after the giving of a Notice of Actionable Default and during the time any Notice of Actionable Default which has been given has not been withdrawn pursuant to the Collateral Trust Agreement, in the event the Trustee determines to exercise its right to sell the Pledged Collateral pursuant to PARAGRAPH 12 below, Pledgor shall, upon the request of Trustee, at Pledgor's expense:

          (a) execute and deliver, and cause the Subsidiaries, their respective officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, the Requisite Lenders or its or their counsel, advisable to register the Pledged Collateral or any part thereof under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause each registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Trustee, the Requisite Lenders or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Collateral under applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral or any thereof, as requested by the Trustee or the Requisite Lenders;

          (c) cause each or any of the Subsidiaries to make available to the Pledgor, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor will reimburse the Trustee for any expense incurred by the Trustee, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after

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the giving of a Notice of Actionable Default and during the time any Notice of
Actionable Default which has been given has not been withdrawn pursuant to the terms of the Collateral Trust Agreement, should the Trustee or the Requisite Lenders reasonably determine that, prior to any public offering of any securities constituting all or any part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law, and that such registration and/or qualification is not practical, then the Pledgor agrees that it will be commercially reasonable to hold a private sale, upon at least five (5) Business Days' notice to the Pledgor, so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

          10. NO DISCHARGE. The Pledgor shall remain bound and its obligations hereunder shall be unconditional, irrespective of (i) the subordination of the Secured Debt or any of the Debt Instruments, (ii) the absence of any attempt to collect the Secured Debt from any guarantor thereof or other action to enforce the same or the election of any remedy by the Trustee or any of the Secured Parties, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Trustee or any of the Secured Parties with respect to any provision of any of the Debt Instruments, (iv) the failure by the Trustee to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any of the Pledged Collateral, (v) the election by any of the Secured Parties, in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any Grantor, as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance under Section 502 of the Bankruptcy Code of all or any portion of the claims of the Secured Parties for repayment of the Secured Debt, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or of the Pledgor; all of the foregoing being expressly waived by the Pledgor to the extent permitted by applicable law.

          11. WAIVERS. To the extent permitted by applicable law, the Pledgor hereby waives any requirement of diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Grantor, protest or notice with respect to the Secured Debt and all demands whatsoever (and shall not require that the same be made on any other Grantor as a condition precedent to the Pledgor's obligations hereunder), and covenants that this Agreement will not be discharged, except as provided in PARAGRAPH 13 hereunder. Notwithstanding anything to the contrary contained in this Agreement, the Pledgor does not waive any rights to notice provided to it as the "Borrower" under the Credit Agreement.

          12.  REMEDIES OF TRUSTEE FOLLOWING A NOTICE OF ACTIONABLE DEFAULT.
The Trustee may, upon or at any time after the giving of a Notice of Actionable Default and during the time any Notice of Actionable Default which has been given has not been withdrawn pursuant to the Collateral Trust Agreement, at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. The Pledgor hereby appoints the Trustee as its attorney-in-fact to arrange at the Trustee's option for such transfer. The Trustee shall have, in addition to the foregoing and any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. In addition, following the receipt by the Trustee of a Notice of Actionable Default, and during the time any Notice of Actionable Default which has been given has not been withdrawn pursuant to the terms of the Collateral Trust Agreement, the Trustee shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the
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possession or custody of the Trustee or which the Trustee shall otherwise have the ability to transfer under applicable law, the Trustee may, in its sole discretion, without notice except as specified below, following the giving of a Notice of Actionable Default and during such time as any Notice of Actionable Default which has been given has not been withdrawn pursuant to the terms of the Collateral Trust Agreement, sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk on the part of the Trustee or any other Secured Party, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever.

          The Trustee will give the Pledgor reasonable notice of the time and place of any public sale of the Pledged Collateral, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, any requirements of reasonable notice shall be met if five (5) Business Days' notice of such sale or disposition is provided to Pledgor. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Trustee or any Secured Party may, in its own name or in the name of a designee or nominee, buy all or any part of the Pledged Collateral at any public sale and, if permitted by applicable law, buy all or any part of the Pledged Collateral at any private sale. The Pledgor will pay to the Trustee all expenses (including, without limitation, court costs and attorneys' and paralegals' fees and expenses) of, or incident to, (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale or collection of or other realization upon, any of the Pledged Collateral,
(iii) the exercise or enforcement of any of the rights of the Trustee hereunder, or (iv) the failure by the Pledgor to perform or observe its duties and obligations hereunder. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected, the Pledgor agrees that upon the giving of a Notice of Actionable Default and during the time any Notice of Actionable Default which has been given has not been withdrawn pursuant to the terms of the Collateral Trust Agreement, the Trustee may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Trustee may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Trustee, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Trustee solicits such offers, then the acceptance by the Trustee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral.

          13. TERM. This Agreement shall remain in full force and effect until such time as all of the Pledged Collateral has been released pursuant to the terms of the Collateral Trust Agreement and the Credit Agreement. The security interest under this Agreement in all or any portion of the Pledged Collateral (the "RELEASED COLLATERAL") may be released pursuant to the terms and provisions of the Collateral Trust Agreement and the Credit Agreement, and thereupon the Released Collateral shall no longer be "PLEDGED SHARES" or "PLEDGED COLLATERAL" as defined and used herein. The Trustee shall promptly take all steps Pledgor may reasonably request to release its security interest in the Released Collateral, as required by Section 7.4 of the Collateral Trust Agreement.

          14.  TRUSTEE'S EXERCISE OF RIGHTS AND REMEDIES UPON RECEIPT OF A

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NOTICE OF ACTIONABLE DEFAULT.  Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that, upon the Trustee's receipt of a Notice of Actionable Default, the Trustee may, and upon the written direction of the Requisite Lenders shall, exercise any of the rights and remedies provided in this Agreement, the Collateral Trust Agreement or any other "COLLATERAL DOCUMENT" (as defined in the Credit Agreement).

          15. DEFINITIONS. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

          16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Trustee and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

          17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          18. FURTHER ASSURANCES. The Pledgor agrees that it will cooperate with the Trustee and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments, documents and resignations of officers and directors, and will take all such other action, including, without limitation, the filing of financing statements, as the Trustee may reasonably request from time to time in order to carry out the provisions and purposes hereof.

          19. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the state of New York, and by execution and delivery of this Agreement, the Pledgor accepts, for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its notice address specified on the signature pages hereof, such service to become effective ten (10) days after such mailing. The Pledgor irrevocably waives any objection (including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement in any jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Secured Party to bring proceedings against the Pledgor in the courts of any other jurisdiction.

          20. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE TRUSTEE WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE TRUSTEE AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE PLEDGOR OR THE TRUSTEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          21. TRUSTEE APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Trustee as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, following the Pledgor's receipt of a Notice of Actionable Default that has not been withdrawn pursuant to the Collateral Trust Agreement, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, in the Trustee's discretion, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution, interest payment or other dividend distribution in respect of the Pledged Collateral or any part thereof to the extent required to be deposited into the Collateral Account in accordance with Section 4.1 of the Collateral Trust Agreement and to give full discharge for the same. This power of attorney created under this PARAGRAPH 21, being coupled with an interest, shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Debt shall be outstanding, but shall not be deemed to authorize the Trustee to take any action which the Pledgor could not be required to take hereunder.

          22. TRUSTEE'S DUTY. The Trustee shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Trustee's
(i) gross negligence, bad faith or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of any certificate evidencing any of the Pledged Collateral which is in the physical possession of the Trustee. Without limiting the generality of the foregoing, the Trustee shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall be added to the Secured Debt secured hereby.

          23. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or five (5) Business Days after being deposited in the United States mail (registered or certified mail, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this paragraph) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to each of the other parties.

          24. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

          25. PARAGRAPH HEADINGS. The paragraph headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          IN WITNESS WHEREOF, the Pledgor and the Trustee have executed this Agreement as of the day first above written.

                                        USG CORPORATION


                                        By:__________________________
                                           Title:

                                        NOTICE ADDRESS:

                                        125 South Franklin Street
                                        Chicago, Illinois 60606-4678
                                        Attention:  Vice President and
                                                      Treasurer

                                        With a copy to:
                                        125 South Franklin Street
                                        Chicago, Illinois 60606-4678
                                        Attention: Corporate Secretary

                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Collateral Trustee under the Collateral
                                        Trust Agreement


                                        By:___________________________
                                           Title:

                                        NOTICE ADDRESS:

                                        Wilmington Trust Company
                                        Rodney Square North
                                        1100 North Market Street
                                        Wilmington, Delaware 19890
                                        Attention:  Corporate Trust
                                                        Administration


                                        ______________________________
                                        William J. Wade, not in his individual
                                        capacity but solely as Collateral
                                        Trustee under the Collateral Trust
                                        Agreement

                                        NOTICE ADDRESS:

                                        Richards, Layton & Finger
                                        One Rodney Square
                                        Wilmington, Delaware 19899
                                        Attention:  William J. Wade

                                 ACKNOWLEDGMENT


          Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Company Pledge Agreement, agrees promptly to note on the books of the corporation the transfer of the security interest in the stock of the corporation as provided in such Agreement, and waives any right or requirement at any time hereafter to receive a copy of such Agreement in connection with the registration of any Pledged Collateral in the name of the Trustee or its nominee or the exercise of voting rights by the Trustee.

Dated:  ________________.


                                        L&W SUPPLY CORPORATION


                                        By______________________________
                                          Title:


                                        USG FOREIGN INVESTMENTS, LTD.


                                        By______________________________
                                          Title:


                                        USG INTERIORS, INC.


                                        By______________________________
                                          Title:


                                        UNITED STATES GYPSUM COMPANY


                                        By______________________________
                                          Title:

                                    EXHIBIT A
                                       to
                            COMPANY PLEDGE AGREEMENT

                         SUBSIDIARIES AND CAPITAL STOCK


                                                      Shares of Capital
                  Percentage of Issued          Stock owned by
List of           and Outstanding Capital       Pledgor Subject
Subsidiaries      Stock owned by the Pledgor    to Pledge
- ------------      --------------------------    -----------------

L&W Supply
 Corporation             100%                            1000

USG Foreign
 Investments, Ltd.       100%                             100

USG Interiors, Inc.      100%                             250

United States
 Gypsum Company     100%                             250

                                    EXHIBIT B
                                       to
                            COMPANY PLEDGE AGREEMENT

                                 FORM OF POWERS


                                    Attached.

                                   STOCK POWER


          FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to ________________, Federal Identification No. _______________,
___________ share(s) of the capital stock of ____________________________, a
____________ corporation, represented by certificate no. __________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint _________________ attorney to transfer the shares of said corporation, with full power of substitution in the premises.

          Dated:___________________.


                                             USG CORPORATION


                                             By:___________________________
                                                Title:


ATTEST:

By:_____________________________